EXHIBIT 10.1

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                              AMENDED AND RESTATED
                              EMPLOYMENT AGREEMENT

         THIS AMENDED AND RESTATED EMPLOYMENT AGREEMENT is made effective as of the 1st day of April, 2000, by and between Seitel, Inc., a Delaware corporation (hereinafter called the "Company"), and Horace A. Calvert (hereinafter called "Employee");

                              W I T N E S S E T H:

         WHEREAS, effective January 1, 1991, the Company and Employee entered into an Employment Agreement, as amended effective January 1, 1998 (the "Prior Agreement") under which Employee would be employed by the Company for a five year term, as automatically extended annually; and

         WHEREAS, the parties to said Prior Agreement desire to completely amend, restate and supersede said Prior Agreement to provide for the employment of Employee on different terms in a capacity through May 31, 2004; and

         WHEREAS,   Section  17(b)  of  the  Prior  Agreement  contemplates  the amendment of the Prior Agreement with the mutual written consent of the parties.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained including, without limitation, Employee's agreement to sign a Waiver and Release of claims as provided in Paragraph 1, the parties hereto agree that the Prior Agreement shall be amended and restated in its entirety, effective April 1, 2000, to read as follows:

         1. Release. Except as provided in this Agreement, employee agrees to release and forever discharge the Company, DDD Energy, their officers, directors, agents, servants, and employees, their successors, assigns, and insurers and their parents, subsidiaries and affiliates, and any and all other persons, firms, organizations, and corporations from any and all damage, losses, causes of action, expenses, demands, liabilities, and claims on behalf of Employee, Employee's heirs, executors, administrators, and assigns with respect to all matters relating to the Company and to DDD Energy (including, without limitation, the Prior Agreement) and Employee hereby accepts the salary, benefits, and other items described herein in full settlement of all such damages, losses, causes of action, expenses, demands, liabilities, and claims Employee now has or may have with respect to such matters. Employee acknowledges and agrees that a substantial portion of the consideration provided in this Agreement is in addition to, separate and apart from any consideration to which Employee is otherwise entitled.

         This release includes, but is not limited to, claims arising under the Age Discrimination in Employment Act, the Older Workers' Benefit Protection Act, Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act, the Family and Medical Leave Act, the Texas Labor Code, any state or federal statute, regulation or common law pertaining to "whistleblowers," claims for breach of contract, tort or personal injury of any sort, and any claim under any other state or federal statute or regulation, in equity or at common law. Further, by accepting the salary compensation described in Paragraph 3, Employee agrees (except as provided in Paragraph 18) not to sue the Company, DDD Energy or the related persons and entities described above. Employee agrees that this Agreement is valid, fair, adequate and reasonable, was entered into with Employee's full knowledge and consent, and was not procured through fraud, duress or mistake. Employee shall have twenty-one (21) days to decide whether to sign this Agreement and be bound by its terms. Employee shall have the right to revoke or cancel it within seven (7) days after Employee has signed it. This cancellation or revocation can be accomplished by delivery of a written notification to the Chief Executive Officer of the Company. In the event that this Agreement is canceled or revoked, the Company shall have no obligation to furnish the payments and benefits described herein, except for accrued salary, any rights to the Company's 401(k) Plan and stock options and warrants that are vested as of the date of the cancellation or revocation. Employee acknowledges that Employee has been advised in writing to consult with an attorney prior to signing this Agreement and has had an adequate opportunity to seek advice of Employee's own choosing. Employee acknowledges that Employee has read this Agreement, has had an opportunity to ask questions and have it explained and that Employee understands that the Agreement will have the effect of knowingly and voluntarily waiving any action Employee might pursue, including breach of contract, personal injury, retaliation, discrimination on the basis of race, age, sex, national origin, or disability and any other claims arising prior to the date of the Agreement.

         2. Employment; Employment Term. The Company hereby agrees to continue Employee in its employ, and Employee agrees to remain in the employ of the Company effective as of the date hereof. Effective May 31, 2000, Employee shall resign as a member of the Board of Directors of the Company, including any position with any committee thereof, and shall relinquish the titles and offices of Chief Operating Officer and Executive Vice-President of the Company and as President and Chief Executive Officer of DDD Energy, along with any and all other positions with the Company (except as otherwise provided in this Paragraph
2), DDD Energy and any related entities and shall continue to be employed as Counselor to the Chief Executive Officer of the Company for the Employment Term (as defined below) with such duties and responsibilities as may be assigned to Employee from time to time by Paul Frame. The term of employment under this Agreement shall commence upon the date hereof and shall expire on the close of business on May 31, 2004, unless, in either case, employment is sooner terminated under Paragraph 11 ("Employment Term"). The employment of Employee shall be subject to the other terms and conditions of this Agreement.

         3. Salary Compensation. Effective as of the date hereof as an inducement to restructure the Prior Agreement, Employee shall receive the excess of one-half of one percent of second quarter 2000 revenues and two percent of second quarter 2000 pre-tax profits in excess of $212,500. Effective July 1, 2000, and for the remainder of the Employment Term, the Company hereby agrees to pay as current salary compensation to Employee $850,000 on an annualized basis but payable in semi-monthly installments subject to applicable tax withholding obligations; provided, however, that if Employee accepts a position with Vision Energy in the event of an underwritten public offering of common stock pursuant to a registration statement filed with the Securities and Exchange Commission, any monetary compensation Employee receives from Vision Energy will be applied as an offset to the remaining semi-monthly installments otherwise payable under this Paragraph 3.

         4. Stock Options. Employee's stock options shall remain subject to the terms and conditions of the applicable stock option plans and related stock option agreements.

         5. Warrants. Employee's warrants shall remain subject to the terms and conditions set forth in the certificate of warrant and any applicable agreement and/or plan.

         6. Salary Continuation Benefits. The Company will pay, so long as this Agreement is in full force and effect on the date of Employee's death, the remainder, if any, of the salary compensation payable under Paragraph 3 of this Agreement to Employee's estate or his designee.

         7.  Deferred   Compensation   Program.    Employee   is   entitled   to
Employee's deferred compensation vested as of May 31, 2000 payable in accordance with the terms of the Deferred Compensation Program.

         8. Savings Plan. Employee shall continue to participate in the Seitel, Inc. 401(k) Plan on the same terms and conditions as are applicable to other salaried employees of the Company.

         9. Welfare Benefits. Except as is specifically provided in this Agreement to the contrary, in accordance with the terms and conditions of the medical, dental and other welfare benefit plans in which Employee participated as of May 31, 2000 ("Welfare Plans"), Employee will be permitted to continue to participate in such Welfare Plans for the Employment Term subject to the Company's right, in its sole discretion, to change or discontinue any or all of the Welfare Plans, in whole or in part, at any time.

         10. Benefits Under All Other Agreements, Arrangements, and Plans. Employee hereby agrees that the benefits, payments and other items described in this Agreement supersede, replace, and are in lieu of any and all benefits, payments or other items that may have been due to Employee under any other agreements (including, but not limited to the Prior Agreement), arrangements or plans with, or of, the Company, except as otherwise provided herein.


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         11.  Termination of Employment.

              (a)   By the Company for Due Cause.

                    Nothing  herein shall  prevent the Company from  terminating
               Employee for Due Cause in which event the Employment Term shall end and Employee shall continue to receive salary and benefit coverages provided for in this Agreement only through the period ending with the date of such termination as provided in this Paragraph 11(a). Any other rights and benefits Employee may have under other employee benefit plans and programs of the Company, generally, shall be determined in accordance with the terms of such plans and programs. The term "Due Cause" as used herein, shall mean (x) Employee has committed a willful serious act, such as embezzlement, against the Company intending to enrich himself at the expense of the Company or has been convicted of a felony involving moral turpitude or (y) Employee, in carrying out his duties hereunder, has been guilty of (i) willful, gross neglect or (ii) willful, gross misconduct resulting in either case in material harm to the Company.

               (b) By Company Other Than For Due Cause. If Employee's employment under this Agreement is terminated by the Company for any reason other than as provided in Paragraph 11(a) hereof, the Company shall (i) pay to Employee in a lump sum amount the amount of annualized salary compensation that would have been paid to Employee under Paragraph 3 for the remainder of the Employment Term, (ii) permit Employee and Employee's dependents continued participation in Company medical plans previously available to Employee for the remainder of the Employment Term.

               (c) By Employee. Employee may terminate his employment and the Employment Term under this Agreement by providing 30 days written notice to the Company in which event Employee shall be entitled only to those benefits as are specifically provided under the terms of a particular benefit plan or program, and salary payments under Paragraph 3 shall immediately cease.

               (d) By Death or Disability. In the event of the death of Employee during the Employment Term, salary continuation benefits shall be paid pursuant to Paragraph 6 of this Agreement. In the event of the death or Disability of Employee during the Employment Term, the policies and plans of the Company applicable to Employee shall govern all payments to be made to Employee or to his estate or beneficiaries, and this Agreement shall terminate. For purposes of this Agreement, "Disability" means that Employee is unable to perform his duties under this Agreement for 120 consecutive days, or 180 days during any twelve month period. The date of termination due to Disability shall be the date Employee elects to terminate service due to Disability or, if earlier, the date the Board determines that Employee has met the definition of Disability.

         12. Confidentiality Agreement Employee recognizes and acknowledges that Employee will continue during the Employment Term to have access to secret, confidential and proprietary information, the disclosure of which could be harmful to the interests of the Company and DDD Energy. Employee acknowledges and agrees that Employee will take appropriate precautions to safeguard such information and to hold in strict confidence all such information that is now or later comes into Employee's possession, knowledge or control. Confidential and proprietary information shall not include information that is in the public domain through no act or omission by Employee or that Employee is authorized to disclose. Employee acknowledges and agrees that this promise of confidentiality shall survive after the expiration of the Employment Term.

         13. Noncompetition Agreement. In consideration of the foregoing, Employee hereby agrees that, during the period commencing as of the last day of the Employment Term (the "Termination Date") and ending as of the first anniversary of the Termination Date, in the areas within a 200 mile radius of
(i) Houston, Texas, (ii) New Orleans, Louisiana, or (iii) any other city in which the Company has an office on the Termination Date, and for businesses related to the oil and gas industry (the "Relevant Geographic Area") Employee will not (a) accept employment or render service to any person that is engaged in a business directly competitive with the business then engaged in by the Company or any of its affiliates, (b) enter into or take part in or lend
Employee's  name  as  principal,   director,  officer,  executive,   independent
contractor, partner or advisor, or accept employment for any purpose that would be competitive with the business of the Company or any of its affiliates or (c) ending as of the second anniversary of the Termination Date, directly or indirectly, solicit or induce, or attempt to solicit or induce, any employee to leave the Company for any reason whatsoever (all of the foregoing activities are collectively referred to as the "Prohibited Activity"); provided, however,
Employee may serve as a director of a business that is competitive with the Company in the Relevant Geographic Area, if Employee and such business agree that Employee cannot and will not act as a director or otherwise advise that business on any matter involving the Relevant Geographic Area.
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         It shall not be  considered a violation of this  Agreement for Employee to be a passive investor in any enterprise that might be viewed as a competitor of the Company.

         In addition to all other remedies at law or in equity which the Company may have for breach of a provision of this Paragraph 13, it is agreed that in the event of any breach or attempted or threatened breach of any such provision, the Company shall be entitled, upon application to any court of proper jurisdiction, to a temporary restraining order or preliminary injunction (without the necessity of (i) proving irreparable harm, (ii) establishing that monetary damages are inadequate or (iii) posting any bond with respect thereto) against Employee prohibiting such breach or attempted or threatened breach by proving only the existence of such breach or attempted or threatened breach. If the provisions of this Paragraph 13 should ever be deemed to exceed the time, geographic or occupational limitations permitted by the applicable law, Employee and the Company agree that such provisions shall be and are hereby reformed to the maximum time, geographic or occupational limitations permitted by the applicable law.

         Employee acknowledges, agrees and stipulates that: (i) the terms and provisions of this agreement are reasonable and constitute an otherwise enforceable agreement to which the terms and provisions of this Paragraph 13 are ancillary or a part of as contemplated by TEX. BUS. & COM. CODE ANN. ss.ss. 15.50-15.52, or any successor provisions; (ii) the consideration provided by the Company under this agreement is not illusory; and (iii) the consideration given by the Company under this agreement gives rise to the Company's interest in restraining and prohibiting Employee from engaging in the Prohibited Activity within the Relevant Geographic Area as provided under this Paragraph 13, and Employee's covenant not to engage in the Prohibited Activity within the Relevant Geographic Area pursuant to this Paragraph 13 is designed to enforce Employee's consideration (or return promises). Moreover, Employee agrees and acknowledges that Employee's providing services in the Relevant Geographic Area for a competitor of the Company would be detrimental to the Company and, consequently, acknowledges that the geographic and business parameters of Employee's agreement not to compete are justified and not overly broad.

         If the Company initiates a judicial proceeding against Employee to enforce this Paragraph 13 and the Company does not prevail in whole or part, the Company shall pay Employee's reasonable attorney's fees.

         14. Prohibition Against Assignment. The right of Employee to benefits under this Agreement shall not be assigned, transferred, pledged or encumbered in any way, and any attempt at assignment, transfer, pledge, encumbrance or other disposition of such benefits shall be null and void and without effect.

         15.  Binding  Effect.   This   Agreement  shall  be  binding  upon  and
enure to the benefit of the Company, its successors and assigns, and Employee, his heirs, executors, administrators and legal representatives.

         16.  Entire   Agreement.   This   Agreement   constitutes   the  entire
understanding between the parties hereto with respect to the subject matter hereof, and may be modified only by a writing executed by the parties hereto. The waiver by either party to this Agreement of a breach of any provision thereof by the other party shall not operate or be construed as a waiver of any subsequent breach of such party.

         17.  Governing  Law.     This  Agreement  shall   be  governed  by  and
construed in accordance with the laws of the State of Texas.

         18.  Resolution of Disputes.

              (a) All controversies and claims arising under or in connection with this Agreement or relating to the interpretation, breach or enforcement thereof or of the agreements referenced herein, and all other disputes between the parties, shall at the election of Employee or the Company, be resolved by expedited, binding arbitration, to be held in Houston, Texas in accordance with the rules and procedures of the American Arbitration Association governing employment disputes. Any award made by such arbitrator(s) shall be final, binding and conclusive on the parties for all purposes, and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

              (b) Any and all reasonable legal fees and expenses incurred by Employee in seeking to enforce any rights to benefits provided by this Agreement or the agreements referenced herein shall be promptly paid by the Company if Employee is successful in whole or in part in obtaining or enforcing said rights to benefits pursuant to arbitration.

         19.  Severability.      The   invalidity   or   enforceability  of  any
provision hereof shall in no way affect the validity or enforceability of any other provision.

         20.  Amendment.    This   Agreement  may  be  amended  only  by  mutual
consent of the parties hereto evidenced in writing.

         21. Notices. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing and if given to Employee, sent by certified or registered mail to Employee's residence (if such notice is addressed to Employee) or if given to the Company, sent to the principal executive offices of the Company.

         22.  Representation.

              (a) Employee hereby represents and warrants to the Company that Employee is not aware of any presently existing fact, circumstance or event (including, without limitation, any contractual or other legal constraint) which would preclude or restrict him from entering into this Agreement or providing to the Company the services contemplated by this Agreement, or which would give rise to any breach of any term or provision hereof.

              (b)   The Company hereby  represents and warrants to Employee that
                    (i) it has received all authorizations necessary for the execution of this Agreement on the terms and conditions set forth herein, (ii) there are no regulatory approvals that are necessary for the execution and performance of this Agreement by the Company, and (iii) its entering this Agreement and the performance of its obligations under this Agreement will not violate any agreement between the Company and any other person, firm or organization or any law or governmental regulation.

         IN WITNESS WHEREOF, the parties have executed this Agreement (in multiple copies) effective as of the day and year first above written.


                                       SEITEL, INC.



/s/ Horace A. Calvert                   /s/ Paul A. Frame
-----------------------------           ----------------------------------------
Horace A. Calvert                       Paul A. Frame
                                        President and Chief Executive Officer